UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2020

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	EYEG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the Purchase Agreement (as defined below) is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 18, 2020, EyeGate Pharmaceuticals, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”), by and among the Company and the Sellers named therein (the “Sellers”). Pursuant to the Purchase Agreement, the Company acquired all of the outstanding equity interests of Panoptes Pharma Ges.m.b.H (“Panoptes”), and Panoptes became a wholly-owned subsidiary of the Company (the “Acquisition”).

The consideration paid by the Company to the Sellers at closing in connection with the Acquisition, after adjustment as provided in the Purchase Agreement and including consideration paid to the Seller’s financial advisor, was comprised of (i) 884,222 shares of the Company’s common stock, (ii) 45.8923 shares of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”) convertible, subject to stockholder approval, into an aggregate of 13,000 shares of common stock, and (iii) cash payments in an aggregate amount of approximately $220,577 to certain Sellers. Additionally, 1,500 shares of Series D Preferred Stock convertible into an aggregate of approximately 424,685 shares of common stock will be issued after a period of 18 months subject to adjustments for potential post-closing working capital and/or indemnification claims relating to breaches of representations, warranties and covenants contained in the Purchase Agreement. At the closing, EyeGate paid off indebtedness of Panoptes equal to €100,000, and will be required to repay an additional €200,000 by December 31, 2021, which resulted in a corresponding reduction in the purchase price paid to the Sellers at closing.

The Series D Preferred Stock has a stated value of $1,000 per share and a conversion price of $3.5321 per share, but may not be converted until stockholder approval is obtained. The Series D Preferred Stock is only entitled to dividends in the event dividends are paid on the Company’s shares of common stock and will not have any preferences over the Company's shares of common stock or any voting rights, except in limited circumstances.

In addition to the consideration set forth above, the Sellers are eligible to receive up to $9.5 million in milestone payments, with $4.75 million being payable upon the enrollment and randomization of a first patient into the first Phase III pivotal study of a Panoptes product with the U.S. Food and Drug Administration (the “FDA”) and $4.75 million being payable upon approval of the first New Drug Application by the FDA with respect to a Panoptes product, subject to certain set-off rights as descried in the Purchase Agreement. In each case, the Company may elect to pay the applicable milestone payment either (i) in cash, or (ii) by issuing shares of Series D Preferred Stock.

In connection with the Acquisition, the Company and the Sellers also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company is required to file a registration statement with the Securities and Exchange Commission following the closing of the Acquisition to register for resale the shares of common stock (including those issuable upon the conversion of Series D Preferred Stock) issued in the Acquisition.

The foregoing descriptions do not purport to be complete, and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 10.1 hereto, respectively, and are incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about the Company or Panoptes. In particular, the representations, warranties and covenants contained in the Purchase Agreement (i) were made only for purposes of that agreement and as of specific dates, (ii) were made solely for the benefit of the parties to the Purchase Agreement, (iii) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement rather than establishing those matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants contained in the Purchase Agreement as characterizations of the actual state of facts or condition of the Company or Panoptes.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above relating to the Acquisition is incorporated herein by reference. The issuance of shares of the Company’s common stock and shares of Series D Preferred Stock pursuant to the Purchase Agreement was not registered, and will not be registered, under the Securities Act, pursuant to an exemption from the registration requirements provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The shares of common stock and Series D Preferred Stock will be “restricted securities” for purposes of Rule 144 and subject to certain requirements before sale, including holding period requirements, unless sold pursuant to an effective registration statement under the Securities Act.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2020, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State. Each share of Series D Preferred Stock may only be converted into shares of the Company’s common stock upon receipt of stockholder approval for such conversion. Shares of Series D Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series D Preferred Stock will be required to (i) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Certificate of Designation, (ii) amend any provision of the Company’s certificate of incorporation that would have a materially adverse effect on the rights of the holders of the Series D Preferred Stock, (iii) increase the number of authorized shares of Series D Preferred Stock, or (iv) enter into any agreement with respect to the foregoing. Shares of Series D Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors, and will rank:

•	on parity with the Company’s common stock on an as-converted basis;

•	on parity with the Company’s Series A Convertible Preferred Stock, and Series B Convertible Preferred Stock, none of which is outstanding;

•	on parity with the Company’s Series C Convertible Preferred Stock;

•	senior to any class or series of the Company’s capital stock created thereafter specifically ranking by its terms junior to the Series D Preferred Stock;

•	on parity to any class or series of the Company’s capital stock created thereafter specifically ranking by its terms on parity with the Series D Preferred Stock; and

•	junior to any class or series of the Company’s capital stock created thereafter specifically ranking by its terms senior to the Series D Preferred Stock.

A copy of the Certificate of Designation relating to the Series D Preferred Stock is filed as Exhibit 3.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Certificate of Designation is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Item 8.01.	Other Events.

On December 21, 2020, the Company issued a press release announcing the Acquisition described above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Any financial statements required by Item 9.01(a) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this initial Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

Any pro forma financial information required by Item 9.01(b) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this initial Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

The Company hereby files the following exhibits:

2.1*	Share Purchase Agreement, dated as of December 18, 2020, by and among EyeGate Pharmaceuticals, Inc. and the Sellers listed therein
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock
10.1	Registration Rights Agreement, dated as of December 18, 2020, by and among EyeGate Pharmaceuticals, Inc. and the Sellers listed therein
99.1	Press Release of the Company, dated as of December 21, 2020

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of such schedules and exhibits, or any section thereof, upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer

Date: December 21, 2020